EXHIBIT 99.1
NEWS RELEASE
For more information, contact:
Bryan Marx
FBCInvestorRelations@flagstar.com
(248) 312-5699

Flagstar Bancorp Reports Third Quarter 2022 Net Income of $73 Million, or $1.35 Per Diluted Share

Key Highlights - Third Quarter 2022

•Generated adjusted net income of $75 million, or $1.41 per diluted share, excluding merger-related costs.
•Expanded net interest margin by 29 basis points to 3.98 percent for the quarter and 4.07 percent for September.
•Grew average commercial loans, excluding warehouse loans, by 15 percent compared to the second quarter.
•Yielded an annualized 12 percent return on our mortgage servicing rights asset.
•Produced a 1.2 percent return on assets.
•Reduced noninterest expense by $20 million and improved the efficiency ratio by 8 percent.
•Maintained strong asset quality with no nonperforming commercial loans.

TROY, Mich., October 26, 2022 – Flagstar Bancorp, Inc. (NYSE: FBC) today reported third quarter 2022 adjusted net income of $75 million, or $1.41 per diluted share, compared to second quarter 2022 adjusted net income of $63 million, or $1.17 per diluted share.

"Once again, our results for the quarter demonstrate the business model we built is working just as it was designed to work,” said Alessandro DiNello, president and chief executive officer of Flagstar Bancorp.

"Overall, all lines of business contributed to earnings growth of 22 percent compared to the second quarter, leading to a strong 1.2 percent return on assets. Our Community bank grew non-warehouse commercial loans by 15 percent and drove new all-time highs for net interest income and net interest margin. Servicing exceeded 1.4 million in serviced and subserviced accounts. Mortgage remained profitable despite unrelenting challenges as our team responded well by managing costs.

"Most noteworthy—and where we continued to shine—is the growth in our net interest margin, which increased 29 basis points for the third quarter to 3.98 percent — a new record for our highest core net interest margin ever, and to 4.07 percent for September – another record. As a result, net interest income grew $26 million, or 13 percent.

"Credit quality continues to hold up well with no nonperforming commercial loans and low levels of delinquency. We also continued to see improvements in forbearance-related delinquencies.

"I couldn’t be prouder of how our team has performed. Our results this quarter again showed our ability to find ways to deliver profitability in any economic environment, as all elements of our team came together to deliver their very best.”

Income Statement Highlights
	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(Dollars in millions, except per share data)
Net interest income	$219	$193	$165	$181	$195
Provision (benefit) for credit losses	5	(9)	(4)	(17)	(23)
Noninterest income	114	131	160	202	266
Noninterest expense	236	256	261	291	286
Income before income taxes	92	77	68	109	198
Provision for income taxes	19	17	15	24	46
Net income	$73	$60	$53	$85	$152

Income per share:
Basic	$1.36	$1.13	$0.99	$1.62	$2.87
Diluted	$1.35	$1.12	$0.99	$1.60	$2.83

Adjusted Income Statement Highlights (Non-GAAP)(1)
	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(Dollars in millions, except per share data)
Net interest income	$219	$193	$165	$181	$195
Provision (benefit) for credit losses	5	(9)	(4)	(17)	(23)
Noninterest income	114	131	160	202	266
Noninterest expense	233	253	258	285	281
Income before income taxes	95	80	71	115	203
Provision for income taxes	20	17	16	25	47
Net income	$75	$63	$55	$90	$156

Income per share:
Basic	$1.42	$1.18	$1.03	$1.71	$2.94
Diluted	$1.41	$1.17	$1.02	$1.69	$2.90
(1)See Non-GAAP Reconciliation for further information.

Key Ratios
	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Net interest margin	3.98%	3.69%	3.11%	2.96%	3.00%
Return on average assets	1.2%	1.0%	0.9%	1.3%	2.2%
Return on average common equity	10.4%	8.7%	7.9%	12.7%	23.4%
Efficiency ratio	70.9%	79.1%	80.4%	75.9%	62.2%
HFI loan-to-deposit ratio	85.0%	76.3%	68.5%	67.2%	68.8%
Adjusted HFI loan-to-deposit ratio (1)	88.5%	71.9%	64.1%	60.5%	60.3%
(1)Excludes warehouse loans and custodial deposits. See Non-GAAP Reconciliation for further information.

Average Balance Sheet Highlights
	Three Months Ended					% Change
	September 30, 2022	June 30, 2022	March 31, 2022	June 30, 2021	September 30, 2021	Seq	Yr/Yr
	(Dollars in millions)
Average interest-earning assets	$21,905	$20,958	$21,569	$24,291	$25,656	5%	(15)%
Average loans held-for-sale (LHFS)	2,976	3,571	4,833	6,384	7,839	(17)%	(62)%
Average loans held-for-investment (LHFI)	14,640	13,339	12,384	13,314	13,540	10%	8%
Average total deposits	17,216	17,488	18,089	19,816	19,686	(2)%	(13)%

Net Interest Income

Net interest income in the third quarter was $219 million, an increase of $26 million, or 13 percent, as compared to the second quarter 2022. The results primarily reflect a $0.9 billion, or 5 percent, increase in average earning assets along with an increase in net interest margin. We grew our loans held for investment by $1.3 billion, led by our residential mortgage and commercial portfolios. This growth was partially offset by a $0.6 billion decrease in our mortgage loans held-for-sale as a result of lower mortgage volume.

Net interest margin in the third quarter was 3.98 percent, a 29 basis points increase compared to 3.69 percent in the prior quarter. The net interest margin rose every month in the quarter with a September net interest income of 4.07 percent which is largely attributable to our asset sensitivity and our management of deposit costs.

Average total deposits were $17.2 billion in the third quarter, down $0.3 billion, or 2 percent, from the second quarter 2022, largely due to a decrease of $0.3 billion, or 4 percent, in average retail deposits. Total interest-bearing deposit costs increased only 15 basis points compared to short term market rates increasing 135 basis points.

Provision for Credit Losses

The provision for credit losses was $5 million for the third quarter, as compared to a $9 million benefit for the second quarter 2022. The third quarter net provision was driven by an increase to the reserve due to HFI loan growth which was focused in well collateralized portfolios. The strong performance of our portfolio continued with a low number of consumer non-accrual loans and no commercial non-accrual loans at September 30, 2022.
Noninterest Income

Noninterest income decreased to $114 million in the third quarter, as compared to $131 million for the second quarter 2022, primarily due to lower loan administration and fee income.

Third quarter net gain on loan sales increased $5 million, to $32 million, as compared to $27 million in the second quarter 2022. Gain on sale margins increased 27 basis points to 66 basis points for the third quarter 2022, compared to 39 basis points for the second quarter 2022. The improved result was driven by improved secondary marketing performance which was partially offset by a 32 percent decline in fallout-adjusted locks.

Our mortgage servicing rights portfolio yielded an annualized 12 percent return for the quarter. The net return on mortgage servicing rights increased $4 million to $26 million for the third quarter 2022, compared to a $22 million net return for the second quarter 2022. We grew the MSR asset by $213 million and our return benefited from our partial hedge position, which we transitioned to a fully hedged position as rates rose during the quarter.

Loan administration income was $18 million for the third quarter 2022, as compared to $33 million for the second quarter 2022. The decline in income was driven primarily by higher LIBOR-based fee credits paid on custodial deposits that are subserviced.

Loan fees and charges decreased $9 million to $20 million for the third quarter, compared to $29 million for the second quarter 2022, primarily due to lower originations and lower ancillary fee income driven by lower loss mitigation fees associated with loans coming out of forbearance.

Mortgage Metrics
	As of/Three Months Ended					Change (% / bps)
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	Seq	Yr/Yr
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1) (2)	$4,800	$7,100	$7,700	$8,900	$11,300	(32)%	(58)%
Mortgage loans closed (1)	$6,900	$7,700	$8,200	$10,700	$12,500	(11)%	(45)%
Net margin on mortgage rate lock commitments (fallout-adjusted) (2)	0.66%	0.39%	0.58%	1.02%	1.50%	27	(84)
Net gain on loan sales	$32	$27	$45	$91	$169	19%	(81)%
Net return on mortgage servicing rights (MSR)	$26	$22	$29	$19	$9	N/M	N/M
Gain on loan sales + net return on the MSR	$58	$49	$74	$110	$178	18%	(67)%
Loans serviced (number of accounts - 000's) (3)	1,421	1,383	1,256	1,234	1,203	3%	18%
Capitalized value of MSRs	1.51%	1.50%	1.31%	1.12%	1.08%	1	43
N/M - Not meaningful
(1) Rounded to the nearest hundred million
(2) Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.
(3) Includes loans serviced for Flagstar's own loan portfolio, serviced for others, and subserviced for others.

Noninterest Expense

Noninterest expense decreased to $236 million for the third quarter, compared to $256 million for the second quarter 2022. Excluding $3 million of merger costs in the second and third quarter of 2022, noninterest expense decreased $20 million, or 8 percent, primarily driven by our actions taken to reduce scale in the mortgage business.

Mortgage expenses were $80 million for the third quarter, a decrease of $10 million compared to the prior quarter. The ratio of mortgage expenses to closings—our mortgage expense ratio— was 1.12 percent, a decrease of 2 basis points from the second quarter 2022. The reduction in expense was primarily driven by the actions we have taken to reduce mortgage costs. Additionally, we have taken a significant cost cutting measure at the end of the quarter to reduce our mortgage workforce by another 7 percent.

The efficiency ratio was 71 percent for the third quarter, as compared to 79 percent for the second quarter 2022. Excluding $3 million of merger expenses in the third quarter of 2022, the adjusted efficiency ratio was 70 percent and 78 percent, respectively.

Income Taxes

The third quarter provision for income taxes totaled $19 million, with an effective tax rate of 21.3 percent, compared to an effective tax rate of 21.7 percent for the second quarter 2022.

Asset Quality

Credit Quality Ratios
	As of/Three Months Ended					Change (% / bps)
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	Seq	Yr/Yr
	(Dollars in millions)
Allowance for credit losses (1)	$140	$135	$145	$170	$190	4%	(26)%
Credit reserves to LHFI	0.89%	0.92%	1.10%	1.27%	1.33%	(3)	-44
Credit reserves to LHFI excluding warehouse	1.14%	1.27%	1.64%	1.96%	2.29%	(13)	(115)
Net charge-offs	$—	$1	$21	$3	$6	(100)%	(100)%
Total nonperforming LHFI and TDRs	$94	$99	$107	$94	$96	(5)%	(2)%
Net charge-offs to LHFI ratio (annualized)	—%	0.03%	0.69%	0.08%	0.19%	(3)	(19)
Ratio of nonperforming LHFI and TDRs to LHFI	0.59%	0.68%	0.80%	0.70%	0.66%	(9)	(7)

Net charge-offs/(recoveries) to LHFI ratio (annualized) by loan type (2):
Residential first mortgage	0.06%	0.12%	0.31%	0.04%	—%	(6)	6
Home equity and other consumer	0.24%	0.09%	0.07%	0.14%	0.01%	15	23
Commercial real estate	—%	—%	—%	—%	0.03%	—	(3)
Commercial and industrial	(0.24)%	0.02%	4.31%	0.53%	1.87%	(26)	(211)
N/M - Not meaningful
(1) Includes the allowance for loan losses and the reserve on unfunded commitments.
(2) Excludes loans carried under the fair value option.

Our portfolio continues to exhibit strong credit quality that resulted in a small net recovery in the third quarter 2022. This compares to net charge-offs of $1 million, or 3 basis points, in the prior quarter.

Nonperforming loans held-for-investment and troubled debt restructurings (TDRs) were $94 million at the end of the third quarter, a decrease of $5 million as compared to the second quarter 2022. Our ratio of nonperforming loans held-for-investment and TDRs to loans held-for-investment was 0.59% basis points at September 30, 2022, a 9 basis point decrease compared to June 30, 2022. At September 30, 2022, early stage loan delinquencies totaled $34 million, or 22 basis points of total loans, compared to $22 million, or 15 basis points, at June 30, 2022.

The allowance for credit losses was $140 million and covered 0.89 percent of loans held-for-investment at September 30, 2022, a 3 basis point decrease from June 30, 2022. Excluding warehouse loans, the allowance coverage ratio was 1.14 percent, a 13 basis point decrease from June 30, 2022. The increase in the allowance for credit losses reflects growth in our HFI loan portfolio. Loan growth occurred in well-collateralized portfolios, including $944 million in residential first mortgage and $340 million in MSR loans (included in our C&I portfolio) which have lower reserve levels. The impact of this loan growth was partially offset by reductions in our reserves related to residential first mortgages, consumer loans and our loans with government guarantees as a result of pay-offs and improvements in the delinquency trends of expired forbearance loans. Overall, our portfolio quality remains solid with low levels of nonperforming loans and low delinquency levels, including no commercial nonperforming loans.

Capital

Capital Ratios (Bancorp)						Change (% / bps)
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	Seq	Yr/Yr
Tier 1 leverage (to adj. avg. total assets)	11.06%	12.17%	11.83%	10.54%	9.72%	(111)	134
Tier 1 common equity (to RWA)	11.97%	13.22%	13.89%	13.19%	11.95%	(125)	2
Tier 1 capital (to RWA)	13.11%	14.41%	15.17%	14.43%	13.11%	(130)	—
Total capital (to RWA)	14.32%	15.68%	16.59%	15.88%	14.55%	(136)	(23)
Tangible common equity to asset ratio (1)	9.73%	10.25%	11.13%	10.09%	9.23%	(52)	50
Tangible book value per share (1)	$46.42	$47.83	$48.61	$48.33	$47.21	(3)%	(2)%
(1)See Non-GAAP Reconciliation for further information.

We maintained a strong capital position with regulatory ratios above current regulatory quantitative guidelines for "well capitalized" institutions. Further demonstrating our capital strength, the capital ratios are impacted by a 100 percent risk-weighting of the warehouse loan portfolio—the largest component of the held-for-investment portfolio. Adjusting the risk-weighting of warehouse loans to 50 percent because of historically low levels of losses from this portfolio, coupled with the fact that the portfolio is fully collateralized with assets that would receive a 50 percent risk weighting, we would have had a Tier 1 common equity ratio of 12.97 percent and a total risk-based capital ratio of 15.52 percent at September 30, 2022.

Tangible book value per share declined to $46.42, down $1.41, or 3 percent from last quarter due to a $150 million decline in other comprehensive income primarily driven by the impact of higher interest rates on our investment securities portfolio.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $25.4 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, provides commercial, small business, and consumer banking services through 158 branches in Michigan, Indiana, California, Wisconsin and Ohio. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as 81 retail locations in 26 states. Flagstar is a leading national originator and servicer of mortgage and other consumer loans, handling payments and record keeping for $360 billion of loans representing more than 1.4 million borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this news release. Additional discussion of the use of non-GAAP measures can also be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website at flagstar.com.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward‐looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Flagstar’s beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; Flagstar’s estimates of future costs and benefits of the actions each company may take; Flagstar’s assessments of probable losses on loans; Flagstar’s assessments of interest rate and other market risks; and Flagstar’s ability to achieve its respective financial and other strategic goals. Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward‐looking statements speak only as of the date they are made; Flagstar does not assume any duty, and does not undertake, to update such forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements depending upon various factors as described in the “Risk Factors” section in Flagstar’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Flagstar’s other filings with SEC, which are available at http://www.sec.gov and in the “Documents” section of Flagstar’s website, https://investors.flagstar.com.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in millions)
(Unaudited)

	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
Assets
Cash	$313	$198	$277	$103
Interest-earning deposits	105	237	774	46
Total cash and cash equivalents	418	435	1,051	149
Investment securities available-for-sale	2,627	2,346	1,804	1,802
Investment securities held-to-maturity	159	173	205	236
Loans held-for-sale	1,830	3,482	5,054	6,378
Loans held-for-investment	15,793	14,655	13,408	14,268
Loans with government guarantees	1,370	1,144	1,650	1,945
Less: allowance for loan losses	(126)	(122)	(154)	(171)
Total loans held-for-investment and loans with government guarantees, net	17,037	15,677	14,904	16,042
Mortgage servicing rights	1,026	622	392	340
Federal Home Loan Bank stock	329	329	377	377
Premises and equipment, net	354	354	360	370
Goodwill and intangible assets	140	142	147	149
Bank-owned life insurance	372	370	365	363
Other assets	1,151	969	824	836
Total assets	$25,443	$24,899	$25,483	$27,042
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$6,802	$6,664	$7,088	$8,108
Interest-bearing deposits	9,789	9,984	10,921	11,228
Total deposits	16,591	16,648	18,009	19,336
Short-term Federal Home Loan Bank advances and other	3,450	3,301	1,880	1,870
Long-term Federal Home Loan Bank advances	1,000	700	1,400	1,400
Other long-term debt	390	394	396	396
Loan with government guarantees repurchase liability	156	101	200	163
Other liabilities	1,240	1,062	880	1,232
Total liabilities	22,827	22,206	22,765	24,397
Stockholders’ Equity
Common stock	1	1	1	1
Additional paid in capital	1,361	1,358	1,355	1,362
Accumulated other comprehensive income	(249)	(99)	35	38
Retained earnings	1,503	1,433	1,327	1,244
Total stockholders’ equity	2,616	2,693	2,718	2,645
Total liabilities and stockholders’ equity	$25,443	$24,899	$25,483	$27,042

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

						Change compared to:
	Three Months Ended					2Q22		3Q21
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	Amount	Percent	Amount	Percent
Interest Income
Total interest income	$254	$209	$177	$196	$209	$45	22%	$45	22%
Total interest expense	35	16	12	15	14	19	119%	21	150%
Net interest income	219	193	165	181	195	26	13%	24	12%
Provision (benefit) for credit losses	5	(9)	(4)	(17)	(23)	14	N/M	28	(122)%
Net interest income after provision for credit losses	214	202	169	198	218	12	6%	(4)	(2)%
Noninterest Income
Net gain on loan sales	32	27	45	91	169	5	19%	(137)	(81)%
Loan fees and charges	20	29	27	29	33	(9)	(31)%	(13)	(39)%
Net return on the mortgage servicing rights	26	22	29	19	9	4	18%	17	N/M
Loan administration income	18	33	33	36	31	(15)	(45)%	(13)	(42)%
Deposit fees and charges	8	9	9	8	9	(1)	(11)%	(1)	(11)%
Other noninterest income	10	11	17	19	15	(1)	(9)%	(5)	(33)%
Total noninterest income	114	131	160	202	266	(17)	(13)%	(152)	(57)%
Noninterest Expense
Compensation and benefits	113	122	127	137	130	(9)	(7)%	(17)	(13)%
Occupancy and equipment	45	46	45	47	46	(1)	(2)%	(1)	(2)%
Commissions	15	22	26	38	44	(7)	(32)%	(29)	(66)%
Loan processing expense	21	23	21	21	22	(2)	(9)%	(1)	(5)%
Legal and professional expense	11	10	11	13	12	1	10%	(1)	(8)%
Federal insurance premiums	4	4	4	4	6	—	—%	(2)	(33)%
Intangible asset amortization	2	3	2	3	3	(1)	(33)%	(1)	(33)%
Other noninterest expense	25	26	25	28	23	(1)	(4)%	2	9%
Total noninterest expense	236	256	261	291	286	(20)	(8)%	(50)	(17)%
Income before income taxes	92	77	68	109	198	15	19%	(106)	(54)%
Provision for income taxes	19	17	15	24	46	2	12%	(27)	(59)%
Net income	$73	$60	$53	$85	$152	$13	22%	$(79)	(52)%
Income per share
Basic	$1.36	$1.13	$0.99	$1.62	$2.87	$0.23	20%	$(1.51)	(53)%
Diluted	$1.35	$1.12	$0.99	$1.60	$2.83	$0.23	21%	$(1.48)	(52)%

Cash dividends declared	$0.06	$0.06	$0.06	$0.06	$0.06	$—	—%	$—	—%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

	Nine Months Ended		Change
	September 30, 2022	September 30, 2021	Amount	Percent
Interest Income
Total interest income	$640	$614	$26	4%
Total interest expense	63	48	15	31%
Net interest income	577	566	11	2%
(Benefit) provision for credit losses	(8)	(95)	87	N/M
Net interest income after provision for credit losses	585	661	(76)	(11)%
Noninterest Income
Net gain on loan sales	104	564	(460)	(82)%
Loan fees and charges	76	112	(36)	(32)%
Net return (loss) on the mortgage servicing rights	77	4	73	1,825%
Loan administration income	84	85	(1)	(1)%
Deposit fees and charges	26	26	—	—%
Other noninterest income	38	51	(13)	(25)%
Total noninterest income	405	842	(437)	(52)%
Noninterest Expense
Compensation and benefits	362	396	(34)	(9)%
Occupancy and equipment	136	141	(5)	(4)%
Commissions	63	156	(93)	(60)%
Loan processing expense	65	65	—	—%
Legal and professional expense	32	32	—	—%
Federal insurance premiums	12	16	(4)	(25)%
Intangible asset amortization	7	8	(1)	(13)%
Other noninterest expense	76	108	(32)	(30)%
Total noninterest expense	753	922	(169)	(18)%
Income before income taxes	237	581	(344)	(59)%
Provision for income taxes	51	133	(82)	(62)%
Net income	$186	$448	$(262)	(58)%
Income per share
Basic	$3.49	$8.48	$(4.99)	(59)%
Diluted	$3.47	$8.37	$(4.90)	(59)%

Cash dividends declared	$0.18	$0.18	$—	—%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Selected Mortgage Statistics (1):
Mortgage rate lock commitments (fallout-adjusted) (2)	$4,800	$7,100	$11,300	$11,800	$36,000
Mortgage loans closed	$6,900	$7,700	$12,500	$14,600	$39,100
Mortgage loans sold and securitized	$7,200	$6,900	$12,400	$14,100	$40,100
Selected Ratios:
Interest rate spread (3)	3.62%	3.47%	2.84%	3.33%	2.70%
Net interest margin	3.98%	3.69%	3.00%	3.60%	2.90%
Net margin on loans sold and securitized	0.4%	0.4%	1.4%	0.7%	1.4%
Return on average assets	1.2%	1.0%	2.2%	1.0%	2.1%
Adjusted return on average assets (4)	1.2%	1.1%	2.2%	1.1%	2.2%
Return on average common equity	10.4%	8.7%	23.4%	9.0%	24.3%
Return on average tangible common equity (5)	11.2%	9.5%	25.2%	9.8%	24.7%
Adjusted return on average tangible common equity (4) (5)	11.9%	10.1%	26.2%	10.4%	27.2%
Efficiency ratio	70.9%	79.1%	62.2%	76.7%	65.5%
Adjusted efficiency ratio (4)	69.8%	78.1%	61.1%	75.8%	62.8%
Common equity-to-assets ratio (average for the period)	11.1%	11.5%	9.2%	11.2%	8.6%
Average Balances:
Average interest-earning assets	$21,905	$20,958	$25,656	$21,479	$26,029
Average interest-bearing liabilities	$14,075	$12,889	$15,590	$13,313	$15,083
Average stockholders' equity	$2,785	$2,754	$2,592	$2,742	$2,454
(1)Rounded to nearest hundred million.
(2)Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.
(3)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(4)See Non-GAAP Reconciliation for further information.
(5)Excludes goodwill, intangible assets and the associated amortization. See Non-GAAP Reconciliation for further information.

	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
Selected Statistics:
Book value per common share	$49.05	$50.50	$51.09	$50.04
Tangible book value per share (1)	$46.42	$47.83	$48.33	$47.21
Number of common shares outstanding	53,330,827	53,329,993	53,197,650	52,862,383
Number of FTE employees	4,911	5,036	5,395	5,461
Number of bank branches	158	158	158	158
Ratio of nonperforming assets to total assets (2)	0.39%	0.42%	0.39%	0.37%
Common equity-to-assets ratio	10.3%	10.8%	10.7%	9.8%
MSR Key Statistics and Ratios:
Weighted average service fee (basis points)	30.8	31.7	31.5	32.1
Capitalized value of mortgage servicing rights	1.51%	1.50%	1.12%	1.08%
(1)Excludes goodwill and intangibles. See Non-GAAP Reconciliation for further information.
(2)Ratio excludes LHFS.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$2,976	$34	4.58%	$3,571	$36	4.10%	$7,839	$63	3.22%
Loans held-for-investment
Residential first mortgage	2,633	26	3.97%	1,789	16	3.68%	1,706	14	3.14%
Home equity	699	11	6.29%	614	7	4.74%	686	6	3.64%
Other	1,381	17	4.99%	1,302	16	4.80%	1,177	14	4.76%
Total consumer loans	4,713	54	4.61%	3,705	39	4.25%	3,569	34	3.77%
Commercial real estate	3,542	49	5.40%	3,366	41	4.78%	3,238	28	3.43%
Commercial and industrial	2,844	37	5.06%	2,169	26	4.65%	1,341	12	3.56%
Warehouse lending	3,541	42	4.63%	4,099	34	3.27%	5,392	52	3.76%
Total commercial loans	9,927	128	5.03%	9,634	101	4.11%	9,971	92	3.62%
Total loans held-for-investment	14,640	182	4.90%	13,339	140	4.15%	13,540	126	3.66%
Loans with government guarantees	1,275	14	4.39%	1,161	15	5.13%	2,046	8	1.61%
Investment securities	2,723	22	3.32%	2,310	17	2.89%	2,058	12	2.15%
Interest-earning deposits	291	2	1.83%	577	1	0.64%	173	—	0.18%
Total interest-earning assets	21,905	$254	4.59%	20,958	$209	3.96%	25,656	$209	3.22%
Other assets	3,243			2,909			2,391
Total assets	$25,148			$23,867			$28,047
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,640	$1	0.34%	$1,725	$1	0.10%	$1,603	$—	0.05%
Savings deposits	4,082	3	0.27%	4,251	2	0.16%	4,144	2	0.14%
Money market deposits	854	1	0.28%	926	—	0.16%	840	—	0.08%
Certificates of deposit	848	1	0.58%	851	1	0.35%	1,038	1	0.50%
Total retail deposits	7,424	6	0.32%	7,753	4	0.17%	7,625	3	0.16%
Government deposits	1,731	4	0.93%	1,699	1	0.32%	2,148	1	0.17%
Wholesale deposits and other	830	1	0.73%	935	2	0.98%	1,342	3	0.99%
Total interest-bearing deposits	9,985	11	0.46%	10,387	7	0.26%	11,115	7	0.26%
Short-term FHLB advances and other	2,653	15	2.23%	1,124	3	1.05%	2,736	1	0.18%
Long-term FHLB advances	1,041	4	1.35%	982	3	1.15%	1,343	3	0.92%
Other long-term debt	396	5	4.40%	396	3	3.07%	396	3	3.16%
Total interest-bearing liabilities	14,075	$35	0.96%	12,889	$16	0.48%	15,590	14	0.38%
Noninterest-bearing deposits
Retail deposits and other	2,550			2,460			2,391
Custodial deposits (1)	4,681			4,641			6,180
Total noninterest-bearing deposits	7,231			7,101			8,571
Other liabilities	1,057			1,123			1,294
Stockholders' equity	2,785			2,754			2,592
Total liabilities and stockholders' equity	$25,148			$23,867			$28,047
Net interest-earning assets	$7,830			$8,069			$10,066
Net interest income		$219			$193			$195
Interest rate spread (2)			3.62%			3.47%			2.84%
Net interest margin (3)			3.98%			3.69%			3.00%
Ratio of average interest-earning assets to interest-bearing liabilities			155.6%			162.6%			164.6%
Total average deposits	$17,216			$17,488			$19,686
(1)Approximately 70 percent of custodial deposits from loans subserviced for which LIBOR based fees are recognized as an offset in net loan administration income.
(2)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(3)Net interest margin is net interest income divided by average interest-earning assets.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$3,787	$111	3.89%	$7,403	$169	3.04%
Loans held-for-investment
Residential first mortgage	1,978	55	3.72%	1,907	46	3.21%
Home equity	637	24	5.10%	751	20	3.59%
Other	1,313	48	4.88%	1,106	40	4.78%
Total consumer loans	3,928	127	4.33%	3,764	106	3.75%
Commercial real estate	3,379	119	4.63%	3,125	80	3.38%
Commercial and industrial	2,286	78	4.52%	1,425	39	3.60%
Warehouse lending	3,869	108	3.68%	5,729	170	3.91%
Total commercial loans	9,534	305	4.22%	10,279	289	3.71%
Total loans held-for-investment	13,462	432	4.25%	14,043	395	3.72%
Loans with government guarantees	1,279	44	4.62%	2,295	15	0.95%
Investment securities	2,354	50	2.85%	2,130	35	2.19%
Interest-earning deposits	597	3	0.59%	158	—	0.15%
Total interest-earning assets	21,479	$640	3.96%	26,029	$614	3.13%
Other assets	2,918			2,672
Total assets	$24,397			$28,701
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,664	$2	0.18%	$1,713	$1	0.06%
Savings deposits	4,195	6	0.19%	4,058	4	0.14%
Money market deposits	889	1	0.18%	763	—	0.07%
Certificates of deposit	876	3	0.43%	1,152	6	0.71%
Total retail deposits	7,624	12	0.21%	7,686	11	0.20%
Government deposits	1,769	6	0.47%	1,907	3	0.19%
Wholesale deposits and other	944	6	0.87%	1,182	11	1.27%
Total interest-bearing deposits	10,337	24	0.32%	10,775	25	0.32%
Short-term FHLB advances and other	1,486	18	1.64%	2,646	3	0.17%
Long-term FHLB advances	1,094	10	1.15%	1,248	9	0.99%
Other long-term debt	396	11	3.54%	414	11	3.50%
Total interest-bearing liabilities	13,313	$63	0.63%	15,083	$48	0.43%
Noninterest-bearing deposits
Retail deposits and other	2,495			2,307
Custodial deposits (1)	4,763			6,517
Total noninterest-bearing deposits	7,258			8,824
Other liabilities	1,084			2,340
Stockholders' equity	2,742			2,454
Total liabilities and stockholders' equity	$24,397			$28,701
Net interest-earning assets	$8,166			$10,946
Net interest income		$577			$566
Interest rate spread (2)			3.33%			2.70%
Net interest margin (3)			3.60%			2.90%
Ratio of average interest-earning assets to interest-bearing liabilities			161.3%			172.6%
Total average deposits	$17,595			$19,598
(1)Approximately 70 percent of custodial deposits from loans subserviced for which LIBOR based fees are recognized as an offset in net loan administration income.
(2)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(3)Net interest margin is net interest income divided by average interest-earning assets.

Earnings Per Share
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income	$73	$60	$152	$186	$448
Weighted average common shares outstanding	53,330,518	53,269,631	52,862,288	53,273,743	52,767,923
Stock-based awards	279,748	265,817	797,134	300,947	731,366
Weighted average diluted common shares	53,610,266	53,535,448	53,659,422	53,574,690	53,499,289
Basic earnings per common share	$1.36	$1.13	$2.87	$3.49	$8.48
Stock-based awards	(0.01)	(0.01)	(0.04)	(0.02)	(0.11)
Diluted earnings per common share	$1.35	$1.12	$2.83	$3.47	$8.37

Regulatory Capital - Bancorp
(Dollars in millions)
(Unaudited)

	September 30, 2022		June 30, 2022		December 31, 2021		September 30, 2021
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$2,759	11.06%	$2,900	12.17%	$2,798	10.54%	$2,709	9.72%
Total adjusted avg. total asset base	$24,939		$23,835		$26,545		$27,863
Tier 1 common equity (to risk weighted assets)	$2,519	11.97%	$2,660	13.22%	$2,558	13.19%	$2,469	11.95%
Tier 1 capital (to risk weighted assets)	$2,759	13.11%	$2,900	14.41%	$2,798	14.43%	$2,709	13.11%
Total capital (to risk weighted assets)	$3,015	14.32%	$3,155	15.68%	$3,080	15.88%	$3,006	14.55%
Risk-weighted asset base	$21,047		$20,130		$19,397		$20,664

Regulatory Capital - Bank
(Dollars in millions)
(Unaudited)

	September 30, 2022		June 30, 2022		December 31, 2021		September 30, 2021
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$2,741	10.99%	$2,824	11.87%	$2,706	10.21%	$2,619	9.40%
Total adjusted avg. total asset base	$24,938		$23,786		$26,502		$27,851
Tier 1 common equity (to risk weighted assets)	$2,741	12.96%	$2,824	14.04%	$2,706	13.96%	$2,619	12.71%
Tier 1 capital (to risk weighted assets)	$2,741	12.96%	$2,824	14.04%	$2,706	13.96%	$2,619	12.71%
Total capital (to risk weighted assets)	$2,853	13.49%	$2,931	14.57%	$2,839	14.65%	$2,766	13.42%
Risk-weighted asset base	$21,144		$20,113		$19,383		$20,609

Loans Serviced and Subserviced
(Dollars in millions)
(Unaudited)

	September 30, 2022		June 30, 2022		December 31, 2021		September 30, 2021
	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts
Subserviced for others (2)	$284,120	1,090,130	$293,808	1,160,087	$246,858	1,032,923	$230,045	1,007,557
Serviced for others (3)	67,918	267,416	41,557	160,387	35,074	137,243	31,354	124,665
Serviced for own loan portfolio (4)	7,801	63,461	7,959	62,217	8,793	63,426	10,410	70,738
Total loans serviced and subserviced	$359,839	1,421,007	$343,324	1,382,691	$290,725	1,233,592	$271,809	1,202,960
(1)UPB, net of write downs, does not include premiums or discounts.
(2)Loans subserviced for a fee for non-Flagstar owned loans or MSRs. Includes temporary short-term subservicing performed as a result of sales of servicing-released MSRs.
(3)Loans for which Flagstar owns the MSR.
(4)Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	September 30, 2022		June 30, 2022		December 31, 2021		September 30, 2021
Consumer loans
Residential first mortgage	$3,147	19.9%	$2,205	15.0%	$1,536	11.5%	$1,626	11.5%
Home equity	769	4.9%	645	4.4%	613	4.6%	657	4.6%
Other	1,411	8.9%	1,331	9.1%	1,236	9.2%	1,203	8.3%
Total consumer loans	5,327	33.7%	4,181	28.5%	3,385	25.3%	3,486	24.4%
Commercial loans
Commercial real estate	3,721	23.6%	3,387	23.1%	3,223	24.0%	3,216	22.6%
Commercial and industrial	3,188	20.2%	2,653	18.1%	1,826	13.6%	1,387	9.7%
Warehouse lending	3,557	22.5%	4,434	30.3%	4,974	37.1%	6,179	43.3%
Total commercial loans	10,466	66.3%	10,474	71.5%	10,023	74.7%	10,782	75.6%
Total loans held-for-investment	$15,793	100.0%	$14,655	100.0%	$13,408	100.0%	$14,268	100.0%

Other Consumer Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	September 30, 2022		June 30, 2022		December 31, 2021		September 30, 2021
Indirect lending	$1,071	75.9%	$972	73.0%	$926	74.8%	$916	76.2%
Point of sale	283	20.1%	300	22.6%	272	22.0%	248	20.6%
Other	57	4.0%	59	4.4%	38	3.2%	39	3.2%
Total other consumer loans	$1,411	100.0%	$1,331	100.0%	$1,236	100.0%	$1,203	100.0%

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	September 30, 2022	June 30, 2022	September 30, 2021
Residential first mortgage	$32	$33	$43
Home equity	23	21	15
Other	29	31	32
Total consumer loans	84	85	90
Commercial real estate	26	22	35
Commercial and industrial	16	11	43
Warehouse lending	1	4	3
Total commercial loans	43	37	81
Allowance for loan losses	127	122	171
Reserve for unfunded commitments	13	13	19
Allowance for credit losses	$140	$135	$190

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30, 2022
	Residential First Mortgage	Home Equity	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total LHFI Portfolio (1)	Unfunded Commitments
Beginning balance	$33	$21	$31	$22	$11	$4	$122	$13
Provision (benefit) for credit losses:
Loan volume	10	2	2	2	4	—	20	—
Economic forecast (2)	—	—	—	1	(1)	—	—	—
Credit (3)	(10)	—	(3)	2	(1)	—	(12)	—
Qualitative factor adjustments	—	—	—	(1)	1	(3)	(3)	—
Charge-offs	(1)	—	(2)	—	—	—	(3)	—
Recoveries	—	—	1	—	2	—	3	—
Ending allowance balance	$32	$23	$29	$26	$16	$1	$127	$13
(1)Excludes loans carried under the fair value option.
(2)Includes changes in the lifetime loss rate based on current economic forecasts as compared to forecasts used in the prior quarter.
(3)Includes changes in the probability of default and severity of default based on current borrower and guarantor characteristics, changes in duration, as well as individually evaluated reserves.

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	Nine Months Ended September 30, 2022
	Residential First Mortgage	Home Equity	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total LHFI Portfolio (1)	Unfunded Commitments
Beginning balance	$40	$14	$36	$28	$32	$4	$154	$16
Provision (benefit) for credit losses:
Loan volume	14	3	5	3	11	—	36	(3)
Economic forecast (2)	3	3	(4)	2	(4)	—	—	—
Credit (3)	(23)	2	(5)	(5)	(2)	—	(33)	—
Qualitative factor adjustments	—	—	—	(2)	(3)	(3)	(8)	—
Charge-offs	(2)	—	(7)	—	(20)	—	(29)	—
Recoveries	—	1	4	—	2	—	7	—
Ending allowance balance	$32	$23	$29	$26	$16	$1	$127	$13
(1)Excludes loans carried under the fair value option.
(2)Includes changes in the lifetime loss rate based on current economic forecasts as compared to forecasts used in the prior quarter.
(3)Includes changes in the probability of default and severity of default based on current borrower and guarantor characteristics, changes in duration, as well as individually evaluated reserves.

Nonperforming Loans and Assets
(Dollars in millions)
(Unaudited)

	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
Nonperforming LHFI	$64	$79	$81	$82
Nonperforming TDRs	6	6	8	5
Nonperforming TDRs at inception but performing for less than six months	24	14	5	9
Total nonperforming LHFI and TDRs (1)	94	99	94	96
Other nonperforming assets, net	6	5	6	6
LHFS	17	20	17	10
Total nonperforming assets	$117	$124	$117	$112

Ratio of nonperforming assets to total assets (2)	0.39%	0.42%	0.39%	0.37%
Ratio of nonperforming LHFI and TDRs to LHFI	0.59%	0.68%	0.70%	0.66%
Ratio of nonperforming assets to LHFI and repossessed assets (2)	0.63%	0.71%	0.74%	0.70%
(1)Includes $44 million of first residential mortgage loans that are current in accordance with their forbearance exit plan and not yet returned to accrual status as of September 30, 2022.
(2)Ratio excludes nonperforming LHFS.

Asset Quality - Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days	Total Past Due	Total LHFI
September 30, 2022
Consumer loans	$16	$7	$94	$117	$5,327
Commercial loans	2	9	2	13	10,466
Total loans	$18	$16	$96	$130	$15,793
June 30, 2022
Consumer loans (1)	$15	$7	$99	$121	$4,181
Commercial loans	—	—	—	—	10,474
Total loans	$15	$7	$99	$121	$14,655
December 31, 2021
Consumer loans	$26	$36	$62	$124	$3,385
Commercial loans	—	—	32	32	10,023
Total loans	$26	$36	$94	$156	$13,408
September 30, 2021
Consumer loans	$12	$2	$58	$72	$3,486
Commercial loans	—	—	35	35	10,782
Total loans	$12	$2	$93	$107	$14,268
(1)Includes $44 million of first residential mortgage loans that are current in accordance with their forbearance exit plan and not yet returned to accrual status as of September 30, 2022.

Troubled Debt Restructurings
(Dollars in millions)
(Unaudited)

	TDRs
	Performing	Nonperforming	Total
September 30, 2022
Consumer loans	$25	$30	$55
Commercial loans	—	—	—
Total TDR loans	$25	$30	$55
June 30, 2022
Consumer loans	$22	$20	$42
Commercial loans	—	—	—
Total TDR loans	$22	$20	$42
December 31, 2021
Consumer loans	$22	$13	$35
Commercial loans	2	—	2
Total TDR loans	$24	$13	$37
September 30, 2021
Consumer loans	$34	$12	$46
Commercial loans	—	2	2
Total TDR loans	$34	$14	$48

Non-GAAP Reconciliation
(Unaudited)

    In addition to analyzing the Company's results on a reported basis, management reviews the Company's results on an adjusted basis. The non-GAAP measures presented in the tables below reflect the adjustments of the reported U.S.GAAP results for significant items that management does not believe are reflective of the Company's current and ongoing operations. The DOJ settlement expense and loans with government guarantees that have not been repurchased and don't accrue interest are not reflective of our ongoing operations and, therefore, have been excluded from our U.S. GAAP results. The Company believes that tangible book value per share, tangible common equity to assets ratio, return on average tangible common equity, adjusted return on average tangible common equity, adjusted return on average assets, adjusted HFI loan-to-deposit ratio, adjusted noninterest expense, adjusted income before income taxes, adjusted provision for income taxes, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and adjusted efficiency ratio provide a meaningful representation of its operating performance on an ongoing basis.

    The following tables provide a reconciliation of non-GAAP financial measures.

Tangible book value per share and tangible common equity to assets ratio.

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(Dollars in millions, except share data)
Total stockholders' equity	$2,616	$2,693	$2,733	$2,718	$2,645
Less: Goodwill and intangible assets	140	142	145	147	149
Tangible book value	$2,476	$2,551	$2,588	$2,571	$2,496

Number of common shares outstanding	53,330,827	53,329,993	53,236,067	53,197,650	52,862,383
Tangible book value per share	$46.42	$47.83	$48.61	$48.33	$47.21

Total assets	$25,443	$24,899	$23,244	$25,483	$27,042
Tangible common equity to assets ratio	9.7%	10.2%	11.1%	10.1%	9.2%

Return on average tangible common equity, adjusted return on average tangible common equity and adjusted return on average assets.

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(Dollars in millions)
Net income	$73	$60	$152	$186	$448
Add: Intangible asset amortization, net of tax	2	3	2	5	6
Tangible net income	$75	$63	$154	$191	$454

Total average equity	$2,785	$2,754	$2,592	$2,742	$2,454
Less: Average goodwill and intangible assets	141	144	151	144	—
Total tangible average equity	$2,644	$2,610	$2,441	$2,598	$2,454

Return on average tangible common equity	11.2%	9.5%	25.2%	9.8%	24.7%
Adjustment to remove DOJ settlement expense	—%	—%	—%	—%	2.3%
Adjustment for former CEO SERP agreement	—%	—%	—%	—%	(0.7)%
Adjustment for merger costs	0.7%	0.6%	1.0%	0.6%	0.9%
Adjusted return on average tangible common equity	11.9%	10.1%	26.2%	10.4%	27.2%

Return on average assets	1.2%	1.0%	2.2%	1.0%	2.1%
Adjustment to remove DOJ settlement expense	—%	—%	—%	—%	0.1%
Adjustment for former CEO SERP settlement agreement	—%	—%	—%	—%	—%
Adjustment for merger costs	—%	—%	0.1%	—%	—%
Adjusted return on average assets	1.2%	1.0%	2.3%	1.0%	2.2%

Adjusted HFI loan-to-deposit ratio.

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(Dollars in millions)
Average LHFI	$14,640	$13,339	$12,384	$13,314	$13,540
Less: Average warehouse loans	3,541	4,099	3,973	5,148	5,392
Adjusted average LHFI	$11,099	$9,240	$8,411	$8,166	$8,148

Average deposits	$17,216	$17,488	$18,089	$19,816	$19,686
Less: Average custodial deposits	4,681	4,641	4,970	6,309	6,180
Adjusted average deposits	$12,535	$12,847	$13,119	$13,507	$13,506

HFI loan-to-deposit ratio	85.0%	76.3%	68.5%	67.2%	68.8%
Adjusted HFI loan-to-deposit ratio	88.5%	71.9%	64.1%	60.5%	60.3%

Adjusted noninterest expense, income before income taxes, provision for income taxes, net income, basic earnings per share, diluted earnings per share, and efficiency ratio.

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(Dollar in millions)
Noninterest expense	$236	$256	$261	$291	$286
Adjustment for merger costs	3	3	3	6	5
Adjusted noninterest expense	$233	$253	$258	$285	$281

Income before income taxes	$92	$77	$68	$109	$198
Adjustment for merger costs	3	3	3	6	5
Adjusted income before income taxes	$95	$80	$71	$115	$203

Provision for income taxes	$19	$17	$15	$24	$46
Adjustment for merger costs	(1)	—	(1)	(1)	(1)
Adjusted provision for income taxes	$20	$17	$16	$25	$47

Net income	$73	$60	$53	$85	$152
Adjusted net income	$75	$63	$55	$90	$156

Weighted average common shares outstanding	53,330,518	53,269,631	53,219,866	52,867,138	52,862,288
Weighted average diluted common shares	53,610,266	53,535,448	53,578,001	53,577,832	53,659,422
Adjusted basic earnings per share	$1.42	$1.18	$1.03	$1.71	$2.94
Adjusted diluted earnings per share	$1.41	$1.17	$1.02	$1.69	$2.90

Efficiency ratio	70.9%	79.1%	80.4%	75.9%	62.2%
Adjustment for merger costs	(1.1)%	(1.0)%	(0.8)%	(1.5)%	(1.1)%
Adjusted efficiency ratio	69.8%	78.1%	79.6%	74.4%	61.1%

	Nine Months Ended
	September 30, 2022	September 30, 2021
Efficiency ratio	76.7%	65.5%
Adjustment to remove DOJ settlement expense	—%	(2.5)%
Adjustment for former CEO SERP agreement	—%	0.7%
Adjustment for merger costs	(1.0)%	(1.0)%
Adjusted efficiency ratio	75.7%	62.7%